Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2023 Results

LOUISVILLE, KY. (July 27, 2023) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 weeks ended June 27, 2023.

Financial Results

Financial results for the 13 and 26 weeks ended June 27, 2023 and June 28, 2022 were as follows:

	Second Quarter			Year to Date
($000's)
	2023	2022	% change	2023	2022	% change
Total revenue	$1,171,203	$1,024,606	14.3%	$2,345,559	$2,012,092	16.6%
Income from operations	95,412	85,918	11.1%	196,357	176,056	11.5%
Net income	82,271	72,419	13.6%	168,658	147,621	14.3%
Diluted earnings per share	$1.22	$1.07	14.7%	$2.51	$2.15	16.6%

Results for the second quarter, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 9.1% at company restaurants and increased 9.2% at domestic franchise restaurants;

●	Average weekly sales at company restaurants were $146,727 of which $18,496 were to-go sales as compared to average weekly sales of $135,552 of which $17,794 were to-go sales in the prior year;

●	Restaurant margin dollars increased 8.3% to $182.8 million from $168.7 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 88 basis points to 15.7% as commodity inflation of 6.0% and wage and other labor inflation of 7.0% were partially offset by higher sales;

●	Diluted earnings per share increased 14.7% primarily driven by higher restaurant margin dollars partially offset by higher depreciation and amortization and higher general and administrative expenses;

●	Three company restaurants and three franchise restaurants were opened; and,

●	The Company repurchased 213,975 shares of common stock for $23.4 million.

Results for the year-to-date period, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 11.0% at company restaurants and increased 11.2% at domestic franchise restaurants;

●	Average weekly sales at company restaurants were $147,579 of which $18,762 were to-go sales as compared to average weekly sales of $133,917 of which $18,671 were to-go sales in the prior year;

●	Restaurant margin dollars increased 11.7% to $368.5 million from $329.9 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 70 basis points to 15.8% as commodity inflation of 7.4% and wage and other labor inflation of 7.4% were partially offset by higher sales;

●	Diluted earnings per share increased 16.6% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expense;

●	Nine company restaurants and four franchise restaurants were opened; and,

●	The Company repurchased 306,726 shares of common stock for $33.1 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “Once again, our operators generated tremendous sales momentum, including higher guest counts.  This increase in quarterly sales helped offset rising costs and allowed us to further grow our bottom line.”

Morgan continued, “On the development front, we have a significant number of company and franchise locations that will open in the second half of the year.  This includes the first franchise location for Jaggers, our fast-casual concept, that opened in Jacksonville, North Carolina, last week.  We remain confident that our continued development of all three concepts, along with a strong balance sheet and disciplined capital allocation strategy will generate long-term shareholder value.”

2023 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our third quarter of fiscal 2023 increased 10.7% compared to 2022.

Management reiterated the following expectations for 2023:

●	Positive comparable restaurant sales growth including the benefit of menu pricing actions; and,
●	Commodity cost inflation of 5% to 6%.

Management updated the following expectations for 2023:

●	Store week growth of approximately 6% including the impact of franchise locations acquired;
●	As many as 28 Texas Roadhouse and Bubba’s 33 company restaurant openings;
●	Wage and other labor inflation of 6% to 7%;
●	An effective income tax rate of 13% to 14% excluding the impact of any legislative changes enacted; and,
●	Total capital expenditures of approximately $300 million.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin also includes sales and operating costs related to the Company’s non-royalty based retail initiatives. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company excludes pre-opening expense as it occurs at irregular intervals and would impact comparability to prior period results. The Company excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, July 27, 2023, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company's website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Second Quarter 2023 Earnings. A replay of the call will be available until August 3, 2023, by dialing (800) 770-2030 or (647) 362-9199 for international calls.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 710 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet our business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 27, 2022. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 27, 2023	June 28, 2022	June 27, 2023	June 28, 2022
Revenue:
Restaurant and other sales	$1,164,385	$1,018,057	$2,331,968	$1,999,029
Franchise royalties and fees	6,818	6,549	13,591	13,063

Total revenue	1,171,203	1,024,606	2,345,559	2,012,092

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	401,204	347,041	811,915	684,437
Labor	391,337	333,042	777,156	654,913
Rent	17,996	16,714	35,824	33,082
Other operating	171,092	152,524	338,621	296,678
Pre-opening	5,671	5,323	11,048	9,614
Depreciation and amortization	37,413	34,420	73,640	68,040
Impairment and closure, net	78	411	133	(235)
General and administrative	51,000	49,213	100,865	89,507

Total costs and expenses	1,075,791	938,688	2,149,202	1,836,036

Income from operations	95,412	85,918	196,357	176,056

Interest income (expense), net	996	(395)	2,234	(792)
Equity income from investments in unconsolidated affiliates	287	545	1,042	879

Income before taxes	96,695	86,068	199,633	176,143
Income tax expense	12,270	11,531	26,604	24,278

Net income including noncontrolling interests	84,425	74,537	173,029	151,865
Less: Net income attributable to noncontrolling interests	2,154	2,118	4,371	4,244
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$82,271	$72,419	$168,658	$147,621

Net income per common share attributable to Texas Roadhouse, Inc.
and subsidiaries:
Basic	$1.23	$1.07	$2.52	$2.16
Diluted	$1.22	$1.07	$2.51	$2.15

Weighted average shares outstanding:
Basic	66,974	67,654	66,995	68,370
Diluted	67,229	67,890	67,261	68,631

Cash dividends declared per share	$0.55	$0.46	$1.10	$0.92

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 27, 2023	December 27, 2022
Cash and cash equivalents	$107,324	$173,861
Other current assets, net	125,961	222,980
Property and equipment, net	1,360,132	1,270,349
Operating lease right-of-use assets, net	662,730	630,258
Goodwill	169,684	148,732
Intangible assets, net	4,986	5,607
Other assets	84,174	73,878

Total assets	$2,514,991	$2,525,665

Other current liabilities	571,983	652,010
Operating lease liabilities, net of current portion	712,800	677,874
Long-term debt	-	50,000
Other liabilities	131,958	118,119
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	1,082,982	1,012,638
Noncontrolling interests	15,268	15,024

Total liabilities and equity	$2,514,991	$2,525,665

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	June 27, 2023	June 28, 2022
Cash flows from operating activities:
Net income including noncontrolling interests	$173,029	$151,865
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	73,640	68,040
Share-based compensation expense	16,744	18,612
Deferred income taxes	1,767	3,906
Other noncash adjustments, net	2,831	2,144
Change in working capital, net of acquisitions	20,222	54,136
Net cash provided by operating activities	288,233	298,703

Cash flows from investing activities:
Capital expenditures - property and equipment	(154,580)	(108,567)
Acquistion of franchise restaurants, net of cash acquired	(39,153)	(33,069)
Proceeds from sale of investments in unconsolidated affiliates	632	316
Proceeds from the sale of property and equipment	-	2,188
Proceeds from sale leaseback transactions	7,097	-
Net cash used in investing activities	(186,004)	(139,132)

Cash flows from financing activities:
Payments on revolving credit facility	(50,000)	(25,000)
Repurchase of shares of common stock	(33,058)	(212,859)
Dividends paid	(73,698)	(62,547)
Other financing activities, net	(12,010)	(14,399)
Net cash used in financing activities	(168,766)	(314,805)

Net decrease in cash and cash equivalents	(66,537)	(155,234)
Cash and cash equivalents - beginning of period	173,861	335,645
Cash and cash equivalents - end of period	$107,324	$180,411

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 27, 2023	June 28, 2022	June 27, 2023	June 28, 2022
Income from operations	$95,412	$85,918	$196,357	$176,056

Less:
Franchise royalties and fees	6,818	6,549	13,591	13,063

Add:
Pre-opening	5,671	5,323	11,048	9,614
Depreciation and amortization	37,413	34,420	73,640	68,040
Impairment and closure, net	78	411	133	(235)
General and administrative	51,000	49,213	100,865	89,507

Restaurant margin	$182,756	$168,736	$368,452	$329,919

Restaurant margin (as a percentage of restaurant and other sales)	15.7%	16.6%	15.8%	16.5%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Second Quarter			Year to Date
	2023	2022	Change	2023	2022	Change
Restaurant openings
Company - Texas Roadhouse	2	4	(2)	6	7	(1)
Company - Bubba's 33	1	1	0	1	1	0
Company - Jaggers	0	0	0	2	0	2
Franchise - Texas Roadhouse - U.S.	1	0	1	1	0	1
Franchise - Texas Roadhouse - International	2	1	1	3	3	0
Total	6	6	0	13	11	2

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	0	1	(1)	8	8	0
Franchise - Texas Roadhouse - U.S.	0	(1)	1	(8)	(8)	0

Restaurant closures
Company - Texas Roadhouse	0	0	0	0	0	0
Franchise - Texas Roadhouse - U.S.	(1)	0	(1)	(1)	0	(1)
Total	(1)	0	(1)	(1)	0	(1)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	566	541	25
Company - Bubba's 33	41	37	4
Company - Jaggers	7	4	3
Franchise - Texas Roadhouse - U.S.	54	62	(8)
Franchise - Texas Roadhouse - International	41	34	7
Total	709	678	31

	Second Quarter
	2023	2022	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,164,385	$1,018,057	14.4%
Store weeks	7,960	7,536	5.6%
Comparable restaurant sales (1)	9.1%	7.6%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	34.5%	34.1%	37	bps
Labor	33.6%	32.7%	90	bps
Rent	1.5%	1.6%	(10	)bps
Other operating	14.7%	15.0%	(29	)bps
Total	84.3%	83.4%	88	bps

Restaurant margin	15.7%	16.6%	(88	)bps

Restaurant margin ($ in thousands)	$182,756	$168,736	8.3%
Restaurant margin $/Store week	$22,961	$22,390	2.5%

Texas Roadhouse restaurants only:
Store weeks	7,343	7,006	4.8%
Comparable restaurant sales (1)	9.4%	7.6%
Average unit volume (2)	$1,946	$1,781	9.2%
Weekly sales by group:
Comparable restaurants (533 and 503 units)	$149,847	$137,599
Average unit volume restaurants (20 and 22 units)	$144,554	$132,222
Restaurants less than 6 months old (13 and 16 units)	$158,608	$145,756

Bubba's 33 restaurants only:
Store weeks	526	478	10.0%
Comparable restaurant sales (1)	3.9%	8.1%
Average unit volume (2)	$1,514	$1,475	2.6%
Weekly sales by group:
Comparable restaurants (35 and 31 units)	$117,906	$110,740
Average unit volume restaurants (3 and 4 units)	$99,324	$134,386
Restaurants less than 6 months old (3 and 2 units)	$123,594	$128,134

Franchise restaurants
Franchise royalties and fees	$6,818	$6,549	4.1%
Store weeks	1,220	1,238	(1.5)%
Comparable restaurant sales	10.8%	8.7%
U.S. franchise restaurants only:
Comparable restaurant sales	9.2%	6.2%
Average unit volume	$2,129	$1,932	10.2%

(1)  Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

Amounts may not foot due to rounding.